UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

EPL INTERMEDIATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Michelson Drive, Suite 550, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 399-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2005 EPL Holdings, Inc. (“Holdings”), the parent of EPL Intermediate, Inc., (“EPL Intermediate”) and the indirect parent of El Pollo Loco, Inc. (“EPL), entered into a stock purchase agreement among Chicken Acquisition Corp. (“CAC”), Holdings, EPL Intermediate, EPL, the equity holders of Holdings, and American Securities Capital Partners, L.P. (“Sellers’ Representative”). Pursuant to the stock purchase agreement, CAC, an affiliate of Trimaran Fund II, L.L.C. (“Trimaran”), has agreed to purchase (itself or through a wholly owned subsidiary) (the “Acquisition”) all of Holdings’ issued and outstanding common stock (other than certain shares that may be exchanged by existing shareholders, including management). The closing of the Acquisition is expected to occur in the fourth quarter.

The purchase price for the stock to be transferred in the Acquisition is based on a debt-free purchase price of $415.0 million (subject to adjustment as provided in the purchase agreement for debt and debt related costs, transaction expenses, working capital and management retained equity) for all of Holdings’ issued and outstanding common stock. The closing of the Acquisition is subject to the satisfaction or waiver of customary conditions as set forth in the stock purchase agreement. The purchase agreement also contains a number of customary representations, warranties and covenants. Until the closing of the Acquisition, EPL Intermediate has agreed to operate its business in the ordinary course.

The purchase agreement may be terminated by mutual agreement of CAC and the Sellers’ Representative or by each of them if certain conditions contained in the purchase agreement have not been satisfied or waived by December 31, 2005.

Upon the consummation of the Acquisition, Trimaran and its affiliates through CAC will indirectly control EPL Intermediate.

A copy of Sellers’ Representative’s press release regarding the Acquisition is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release of American Securities Capital Partners, L.P. dated September 28, 2005.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains forward-looking statements, which are statements that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” “could” or words or phrases of similar meaning. The statements reflect management’s current expectations regarding future events. Risk factors that could cause actual results to differ materially from those expressed in the forward-looking statements include those risk factors listed from time to time in the company’s reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC.

September 29, 2005	By:	/s/ Joseph Stein
Joseph Stein Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of American Securities Capital Partners, L.P. dated September 28, 2005.